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Exhibit 8.1

March 18, 2013

Copano Energy, L.L.C.
1200 Smith Street, Suite 2300
Houston, Texas 77002
Ladies and Gentlemen:

        We have acted as counsel to you in connection with (i) the transactions (the "Transactions") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 29, 2013, among Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Kinder Morgan G.P., Inc., a Delaware corporation and the general partner of the Partnership, Javelina Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership, and Copano Energy, L.L.C., a Delaware limited liability company ("Copano"), and (ii) the preparation of the registration statement on Form S-4 (File no. 333-186623), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") by the Partnership relating to the Transactions. In connection therewith, you have requested our opinion regarding certain U.S. federal income tax matters relating to Copano and its common unitholders.

        In preparing our opinion, we have examined the Merger Agreement and the Registration Statement, including the proxy statement/prospectus that forms a part of the Registration Statement. In addition, we have examined such other documents, instruments and information as we considered necessary to enable us to express this opinion. Our opinion is also based on (i) the accuracy of the representations, statements and facts concerning the Transactions set forth in the Merger Agreement and the Registration Statement (including, without limitation, their respective exhibits) and we have assumed that such representations, statements and facts will be accurate and complete as of the closing date of the Transactions (as if made as of such time), (ii) the consummation of the Transactions in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement, (iii) representations made by you with respect to certain factual matters, including the representations set forth in a letter from you, and we have assumed that such representations will be accurate and complete as of the closing date of the Transactions (as if made as of such time), and (iv) financial information provided to us by you.

        Based on the foregoing, unless otherwise noted in such discussions, the description of the law and the legal conclusions with respect to matters of U.S. federal income tax law set forth in the discussions in the Registration Statement under the captions "Material U.S. Federal Income Tax Consequences of the Merger—Tax Consequences of the Merger to Copano and Its Unitholders" constitutes our opinion. No opinion is expressed as to any matter not discussed herein.

        Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the legislative history with respect thereto, rules and regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof, and all of which are subject to change at any time, possibly on a retroactive basis. There can be no assurance that our conclusions will not be rendered invalid as a result of subsequent changes in the law, including changes to the Code, the regulations thereunder, or the interpretation thereof by the courts or the Internal Revenue Service.

        This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. We assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the effective date of the Registration Statement. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ WACHTELL, LIPTON, ROSEN & KATZ

Wachtell, Lipton, Rosen & Katz

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  Exhibit 8.1
March 18, 2013